UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – January 4, 2013

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2012, by each of Energy Future Holdings Corp. (“EFH Corp.”), Energy Future Intermediate Holding Company LLC (“EFIH”) and Energy Future Competitive Holdings Company (“EFCH”) regarding the solicitation of consents by Texas Competitive Electric Holdings Company LLC (“TCEH”), a wholly-owned subsidiary of EFH Corp. and EFCH, from lenders holding commitments expiring in October 2013 (the “2013 Revolving Credit Commitments”) under TCEH’s senior secured revolving credit facility under the Credit Agreement, dated as of October 10, 2007 (as amended, the “Credit Agreement”), among TCEH, EFCH, the lenders from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent (the “Agent”), and the other agents party thereto.

Pursuant to terms of the December 2012 Extension Amendment, dated as of January 4, 2013 (the “December Amendment”), by and among EFCH, TCEH, the subsidiary guarantors party thereto, the Agent and the lender parties thereto, lenders holding $645,556,000 aggregate principal amount of 2013 Revolving Credit Commitments (these lenders, the “Extending Lenders”), constituting all of the outstanding 2013 Revolving Credit Commitments, agreed to extend (the “Extension”) the maturity of these commitments from October 2013 to October 2016 (the 2013 Revolving Credit Commitments as so extended, the “2016 Revolving Credit Commitments”). The 2016 Revolving Credit Commitments will have the same terms and conditions as the outstanding revolving credit commitments expiring in October 2016 under the Credit Agreement.

In consideration for the Extension, pursuant to the terms of the Incremental Amendment No. 1, dated as of January 4, 2013 (the “Incremental Amendment”), by and among EFCH, TCEH, the subsidiary guarantors party thereto, the Agent and the lender parties thereto, TCEH paid each of the Extending Lenders an extension fee through the incurrence of incremental term loans due in October 2017 deemed to have been made by each Extending Lender under the Credit Agreement, with each Extending Lender receiving $0.5264 of incremental term loans for each $1.00 of its 2013 Revolving Credit Commitments extended into 2016 Revolving Credit Commitments. The aggregate principal amount of incremental term loans incurred pursuant to the Incremental Amendment totaled $340,000,000. These incremental term loans will have the same terms and conditions as the outstanding term loans due October 2017 under the Credit Agreement.

As a result of the Extension, as of January 4, 2013, under the Credit Agreement there are:

•	$0 and approximately $2.05 billion of revolving credit commitments that will expire in October 2013 and October 2016, respectively; and

•	approximately $15.71 billion of terms loans with a maturity in October 2017.

The Credit Agreement was filed with the SEC on November 14, 2007 as Exhibit 10(c) to EFH Corp.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, Amendment No. 1 to the Credit Agreement was filed with the SEC on August 10, 2009 as Exhibit 10.1 to EFH Corp.’s and EFCH’s Current Report on Form 8-K, Amendment No. 2 to the Credit Agreement was filed on April 20, 2011 as Exhibit 10.1 to EFH Corp.’s, EFCH’s and EFIH’s Current Report on Form 8-K, and the December Amendment and the Incremental Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively. Each of the foregoing is incorporated herein by reference. The above descriptions of the December Amendment and the Incremental Amendment are qualified in their entirety by reference to the December Amendment and the Incremental Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Incremental Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

***

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed in EFH Corp.’s and EFCH’s Annual Reports on Form 10-K for the year ended December 31, 2011 and EFH Corp.’s and EFCH’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2012. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. Each of EFH Corp. and EFCH undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits

Exhibit No.	Description

10.1	December 2012 Extension Amendment, dated as of January 4, 2013, by and among EFCH; TCEH; the subsidiary guarantors party thereto; the lending institutions from time to time parties thereto and Citibank, N.A., as Administrative Agent, Collateral Agent and Swingline Lender.

10.2	Incremental Amendment No. 1, dated as of January 4, 2013, by and among EFCH; TCEH; the subsidiary guarantors party thereto; the lending institutions from time to time parties thereto and Citibank, N.A., as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: January 7, 2013

4